EXHIBIT 10.5

                            ALGERIA FARM IN AGREEMENT

                         SANTA CATALINA (BERMUDA) I LTD.
                                   Suite 1320
                             885 West Georgia Street
                           Vancouver, British Columbia
                                     Canada



                                                                October 27, 1999



Essex Resource (Barbados) Corporation
Suite 1220, 800 West Pender Street
Vancouver, B.C.
V6C 2V6



Attention:      Mr. Ian Rozier

CVL Resources (Barbados) Ltd.
Suite 1220, 800 West Pender Street
Vancouver, B.C.
V6C 2V6



Attention:      Mr. Ian Rozier

Drucker Petroleum (Algeria) Inc.
Suite 830, 789 West Pender Street
Vancouver, B.C.
V6C 1H2



Attention:      Mr. Ernest Cheung



Dear Sirs:



                      The Hassi Bir Rekaiz Block in Algeria
                      -------------------------------------

We provide this letter to confirm that it is our intention to enter into a formal agreement (the "Formal Agreement") with you whereby we will grant to you the right to earn an interest in the Hassi Bir Rekaiz block in Algeria (the "Transaction"). We acknowledge that this letter (the "Letter Agreement") will constitute a binding agreement among, the parties. Any party may request that the Formal Agreement including the terms of this Letter Agreement and such other representations, warranties, terms and conditions as are generally accepted in the industry be entered into, in which event our solicitors will draft the same for review, consideration and comments by all parties, but until such Formal Agreement is executed and delivered by all parties, this Letter Agreement will prevail.


1. For the purposes of this Letter Agreement, the following terms shall be defined as follows:

         (a)    "Arco" means Arco Ghadames Inc.;

         (b) "Essex" means Essex Resource (Barbados) Corporation, having, an office at the address appearing in the upper left hand corner of the first page of this Letter Agreement;

         (c) "Contract" means the "Contrat pour la Recherche et I'Exploitation d'Hydrocarbures (Perimetre: Hassi Bir Rekaiz)" dated May 10, 1992, as amended, between Sonatrach and Arco Alceria Inc., which subsequently assigned 100% of its interest to Arco;

         (d) "CVL" means CVL Resources (Barbados) Ltd., having an office at the address appearing in the upper left hand corner of the first page of this Letter Agreement;

         (e) "Drucker" means Drucker Petroleum (Algeria) Industries Inc., having an office at the address appearing in the upper left hand corner of the first page of this Letter Agreement;

         (f) "Farminees" means Essex, CVL and Drucker collectively;

         (g) "Santa Catalina" means Santa Catalina (Bermuda) I Ltd., having an office at the address appearing at the top of the first page of this Letter Agreement;

         (h) "SLM Algeria" means Santa Catalina (Algeria) Ltd., a company incorporated under the laws of Bermuda;

         (i) "SLM Lundin" means Santa Catalina L.H. Lundin (Algeria) Ltd., a company incorporated under the laws of Bermuda; and

         (j) "Sonatrach" means National Enterprise Sonatrach.

2. Essex represents and warrants to Santa Catalina that it has good and sufficient right and authority to enter into this Letter Agreement and, if the Formal Agreement is entered into, the Formal Agreement, and carry out its intentions under this Letter Agreement and, if the Formal Agreement is entered into, its obligations under the Formal Agreement.

3. CVL represents and warrants to Santa Catalina that it has good and sufficient right and authority to enter into this Letter Agreement and, if the Formal Agreement is entered into, the Formal Agreement, and carry out its intentions under this Letter Agreement and, if the Formal Agreement is entered into, its obligations under the Formal Agreement.

4. Drucker represents and warrants to Santa Catalina that it has good and sufficient right and authority to enter into this Letter Agreement and, if the Formal Agreement is entered into, the Formal Agreement, and carry out its intentions under this Letter Agreement and, if the Formal Agreement is entered into, its obligations under the Formal Agreement.

5. Santa Catalina represents and warrants to each of Essex, CVL and Drucker that Santa Catalina has good and sufficient right and authority to enter into this Letter Agreement and, if the Formal Agreement is entered into, the Formal Agreement, and carry out its intentions under this Letter Agreement and, if the Formal Agreement is entered into, its obligations under the Formal Agreement.

6. The parties acknowledge the following facts:

         (a)    The subject of the Transaction is the Contract.

         (b)    Arco presently holds a 75% interest in the Contract.

         (c) SLM Algeria is currently a wholly owned subsidiary of Santa Catalina, with 12,000 common shares issued and outstanding.

         (d) SLM Lundin is a wholly owned subsidiary of SLM Algeria, with 12,000 common shares issued and outstanding.

         (e) Arco has agreed (the "Farm-Out Agreement"), a copy of which is attached as Schedule "A", subject to, among other things, the consent of Sonatrach and the Government of Algeria, to grant to SLM Lundin the right to acquire a 25% participating interest in the Contract on substantially the following terms:

         (i) SLM Lundin will pay to Arco 50% of the first US$8,000,000 of drilling costs associated with the drilling and testing of the first well (the "First Well") under the. Contract;

         (ii) SLM Lundin will pay to Arco 25% of the drilling costs in excess of US$8,000,000 associated with the drilling and testing of the First Well and after SLM Lundin has made the payments described in items 6(d)(i) and 6(d)(ii) above, SLM Lundin will have earned its 25% participating interest in the Contract;

         (iii) SLM Lundin will also pay to Arco 50% of the first US$8,000,000 of drilling costs associated with the drilling and testing of the second well (the "Second Well") under the Contract;

         (iv) SLM Lundin will also pay to Arco 25% of the drilling costs in excess of US$8,000,000 associated with the drilling and testing of the Second Well;

         (v) SLM Lundin will provide to Arco a US$5,000,000 bank guarantee from a bank acceptable to Arco to ensure that it is able to meet its obligations;

         (vi) Within 10 days after the receipt by SLM Lundin of the final well logs relating to the First Well or prior to the spudding of the Second Well, whichever is later, SLM Lundin will have the right to withdraw from the Farmout Agreement by written notice to Arco.


7. Subject to SLM Lundin earning its 25% participating interest in the Contract, SLM Algeria hereby grants to Essex, CVL and Drucker the right to earn up to a 12.5% collective indirect interest in the Contract to be effected by SLM Algeria issuing shares of SLM Algeria at the rate of 960 shares of SLM Algeria for each US$250,000 (equivalent to one share of SLM Algeria for each US$260.42) paid to SLM Algeria such that upon the receipt by SLM Algeria of the following amounts from each of the Farminees, the respective interests held in SLM Algeria and the Contract will be as follows:



         Name              Amount Paid to        No. of Shares of          % interest in SLM        % interest in
                             SLM Algeria              SLM Algeria                    Algeria             Contract
  Santa Catalina                N/A                        12,000                        50%                  10%

  Essex                    US $1,250,000                    4,800                        20%                   5%

  CVL                      US $1,250,000                    4,800                        20%                   5%

  Drucker                    US $625,000                    2,400                        10%                 2.5%



Each of the Farminees will pay to SLM Algeria the amounts set opposite their names in the table above on the execution of this Letter Agreement.

8. The Farminees would be carried by SLM Algeria for the first US$5,000,000 of SLM Lundin's portion of the drilling costs associated with the drilling and testing of the First Well. Thereafter, the Farminees would pay to SLM Algeria their pro-rata share (determined in accordance with their percentage interest in SLM Algeria) of SLM Lundin's portion of the drilling costs and general and administrative costs in excess of US$5,000,000 associated with the drilling and testing of the First Well. The Farminees will have the right to withdraw from the Formal Agreement within 10 days after the receipt by SLM Lundin of final well logs relating to the First Well or prior to the spudding of the Second Well, whichever is later.

9. In order to participate in the Second Well, the Farminees must first make the following payments to SLM Algeria:

           Name               Amount Paid to SLM Algeria

  Santa Catalina                           N/A
  Essex                              US $1,200,000
  CVL                                US $1,200,000
  Drucker                              US$600,000



Subject to the receipt by SLM Algeria from each of the Farminees of the amounts set opposite their names in the table above, the Farminees would be carried by SLM Algeria for the first US$5,000,000 of SLM Lundin's portion of the drilling costs associated with the drilling and testing of the Second Well. Thereafter, the Farminees would pay to SLM Algeria their pro-rata share (determined in accordance with their percentage interest in SLM Algeria) of SLM Lundin's portion of the drilling costs and general and administrative costs in excess of US$5,000,000 associated with the drilling and testing of the Second Well.

10. None of the Farminees will be the operator under the Contract.

11. Concurrently with the execution of this Letter Agreement, Santa Catalina, Essex, CVL and Drucker will enter into a shareholders' agreement in respect of their shares of SLM Algeria, which agreement will include restrictions on transfer, rights of first refusal and anti-dilution provisions, in substantially the form attached as Schedule "B".

12. Except as may be required by a stock exchange or other trading facility or by any rule, regulation or law of any kind whatsoever which is applicable to a party, while this Letter Agreement is in effect and for a period of one year thereafter, each party shall keep confidential all discussions and communications between them including, without limitation, all information communicated therein and all written and printed materials of any kind whatsoever exchanged between them and, if requested by a party to do so, the other party shall arrange for its directors, officers, employees, authorized agents and representatives that are or that may become aware of the relationship between the parties created by this Letter Agreement to provide to the first party a letter confirming their agreement to be personally bound by these non-disclosure provisions.

13. Immediately upon signing this Letter Agreement, the parties shall be in negotiations with a view to settling the form of Formal Agreement to suit their ongoing relationship. All parties will proceed with these negotiations expeditiously and in good faith. While the actual terms and conditions of the Formal Agreement will be determined at that time, the parties acknowledge and agree that they will follow the principles set forth herein.

14. Any notice or other communication of any kind whatsoever to be given under this Letter Agreement shall be in writing and shall be delivered by hand, email or by fax to the parties at:

SANTA CATALINA (BERMUDA) I LTD.                   CVL RESOURCES (BARBADOS) LTD.
Suite 1320                                        Suite 1220
885 West Georgia Street                           800 West Pender Street
Vancouver, British Columbia                       Vancouver, British Columbia
Canada V6C 3E6                                    Canada V6C 2V6

Attention: Mr. Lukas H. Lundin                   Attention:       Mr. Ian Rozier

Fax:       (604) 689-4250                         Fax:         (604) 685-6493
Email:     slrnalgeria@namdo.com                  Email:    ir@chaseresource.com

SANTA CATALINA (ALGERIA) LTD.                    DRUCKER PETROLEUM (ALGERIA) LTD
Suite 1320                                       Suite 830
885 West Georgia Street                          789 West Pender Street
Vancouver, British Columbia                      Vancouver, British Columbia
Canada V6C 3E8                                   Canada V6C 1H2

Attention:     Mr. Lukas H. Lundin               Attention:  Mr. Ernest Cheung

Fax:       (604) 689-4250                        Fax:  (604) 698-7654
Email:     slmalgeria@namdo.com                  Email:  echeung@portal.ca

ESSEX RESOURCE (BARBADOS) CORPORATION
Suite 1220
800 West Pender Street
Vancouver, British Columbia
Canada V6C 2V6


Attention:        Mr. Ian Rozier

Fax:       (604) 685-6493
Email:     ir@chaseresource.com

or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph.

15. This Letter Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.


16. This Letter Agreement shall be governed by the laws of British Columbia and the federal laws of Canada applicable therein, and the parties hereby attom to the jurisdiction of the Courts of British Columbia.

17. This Letter Agreement may be signed by fax and in counterpart.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the date first above written.


SIGNED, SEALED AND DELIVERED BY
SANTA CATALINA (BERMUDA) I LTD. per:


----------------------------
Authorized Signatory


Name of Signatory: LUKAS H. LUNDIN



Title of Signatory: Director

SIGNED, SEALED AND DELIVERED BY



SANTA CATALINA (ALGERIA) LTD. per:


-----------------------------
Authorized Signatory

Name of Signatory: LUKAS H. LUNDIN

Title of Signatory: Director


SIGNED, SEALED AND DELIVERED BY
ESSEX RESOURSE (BARBADOS)
CORPORATION per:


-------------------------------
Authorized Signatory


Name of Signatory:  IAN J. ROZIER

Title of Signatory:  Director


SIGNED, SEALED AND DELIVERED BY
CVL RESOURSES (BARBADOS) LTD. per:



---------------------------------------
Authorized Signatory

Name of Signatory: IAN J. ROZIER

Title of Signatory: Director


SIGNED, SEALED AND DELIVERED BY
DRUCKER PETROLEUM (ALGERIA) LTD. per:


----------------------------------------
Authorized Signatory


Name of Signatory:  GERALD WILLIAM RUNOLFSON

Title of Signatory:  Director

                SCHEDULE "A" TO THE LETTER AGREEMENT MADE BETWEEN
         SANTA CATALINA (BERMUDA) I LTD., SANTA CATALINA (ALGERIA) LTD.,
      ESSEX RESOURCE (BARBADOS) CORPORATION, CVL RESOURCES (BARBADOS) LTD.
                      and DRUCKER PETROLEUM (ALGERIA) INC.



                               FARMOUT AGREEMENT
                               -----------------

                               FARMOUT AGREEMENT


                                    BETWEEN



                               ARCO GHADAMES INC.



                                       AND



                  SANTA CATALINA L.H. LUNDIN (ALGERIA) LIMITED



                                   CONCERNING



                             HASSI BIR REKAIZ BLOCK
                                 ONSHORE ALGERIA

                               TABLE OF CONTENTS
                               -----------------



1    DEFINITIONS.......................................................       1

2    REPRESENTATIONS...................................................       5

3    FARMOUT TERMS.....................................................       7

4    ASSIGNMENT AND GOVERNMENT APPROVAL................................      10

5    WORK PROGRAM AND EXPLORATION PHASE................................      12

6    INFORMATION AND CONFIDENTIALITY...................................      14

7    GOVERNING LAW AND ARBITRATION.....................................      15

8    NOTICES...........................................................      15

9    MISCELLANEOUS.....................................................      16



Attachment "A" Form of Assignment

Attachment "B" Form of Avenant

Attachment "C" Form of Parent Company Guarantee

Attachment "D" Form of Novation

Attachment "E" Contract Area

Attachment "F" Estimate of Drilling Costs

Attachment "G" Bank Guarantee

Attachment "H" Data Room Index

                               FARMOUT AGREEMENT

THIS AGREEMENT, made and entered into as of this _______ day of October 1999 by and between:

ARCO GHADAMES INC, a company organized and existing under the laws of the State of Delaware, U.S.A. ("ARCO"); and

SANTA CATALINA L.H. LUNDIN (ALGERIA) LIMITED a company organized and existing under the laws of Bermuda ("Santa Catalina").


                                   WITNESSETH

WHEREAS, the National Enterprise SONATRACH ("Sonatrach") and ARCO Algeria Inc. entered into the "Contrat pour la Recherche et I'Exploitation d'Hydrocarbures (Perimetre : Hassi Bir Rekaiz)" dated May 10, 1992, as amended (the "Contract"); and

WHEREAS, ARCO Algeria Inc. assigned an undivided one hundred percent (100%) Participating Interest in the Contract to ARCO; and


WHEREAS, ARCO assigned an undivided twenty-five (25%) Participating Interest in the Contract to Turkiye Petrolleri Anonim Ortakligi ("TPAO"); and


WHEREAS, ARCO desires to transfer and assign to Santa Catalina and Santa Catalina desires to acquire a twenty-five percent (25%) Participating Interest in the Contract in accordance with the terms and conditions of this Agreement.


NOW THEREFORE, in consideration of the covenants and premises set forth below, it is hereby mutually agreed as follows:


1.   DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings given to them below:

"Agreement"                  Means this Farmout Agreement;

"Affiliate"                  Means a company,  partnership or other legal entity
                             which controls, or is controlled by an entity which controls a Party. "Control" in this context means the legal or beneficial ownership directly or indirectly of fifty percent (50.00%) or more of the shares conferring upon the holder the right to vote for or appoint the directors or officers of such company, partnership or legal entity;


"Agreed Interest
Rate" Means the rate of LIBOR as set out on page 3750 of the Telerate Screen for 3 months LIBOR for US dollars from time to time, calculated for the relevant period;


"Approval Date"              Means the date on which the Assignment Approval
                             has been obtained;

"Assigned                    Means an undivided twenty-five percent (25.00%)

Interest"                    Participating Interest in and under the Contract
                             and the Operating Agreement;

"Assignment"                 Means the transfer by ARCO in favour of Santa
                             Catalina and in accordance with the terms of this Agreement, substantially in the form as attached hereto as Attachment "A", whereby ARCO shall assign and Santa Catlina shall accept the Assigned
                             Interest;

"Assignment                  Means any and all formal authorizations to be given
Approval"                    by Sonatrach and/or the Government and any such
                             other authorisations which by the Contract or by operation of applicable law must be obtained in order for the Assignment to be legally valid and enforceable or but for which ARCO would be in breach of any contractual or other authorization should the Assignment be effected without such authorization; and shall specifically include, without limitation, the approval of an "Avenant", substantially in the form as attached hereto as Attachment "B" and the publication in the official
                             Gazette of Algeria of an approval of the Assignment;

"Conditions                  Means the conditions specified in Article 4.3below;
Precedent"                   below;

"Contract"                   Means the "Contrat pour la Recherche et
                             I'Exploitation d'Hydrocarbures (Perimetre: Hassi
                             Bir  Rekaiz)"  dated May 10,  1992  between
                             SONATRACH and ARCO Algeria Inc., as amended by amendments 1 and 2 dated 2nd October 1995 and 16th
                             November 1996 respectively, and extended by amendment 3 dated 9th March 1999;

"Contract Area"              Means the geographical area covered by the Contract
                             as at the Effective Date and known as the Hassi Bir
                             Rekaiz Block as the same may be or may have been modified from time to time, including the extension relating thereto dated 9th March 1999, as set out in Attachment "E" to this Agreement;

"Drilling Costs"             Means all costs for which the parties to the
                             Operating  Agreement   would  be  liable  that  are
                             incurred  in connection  with the  drilling  and
                             testing operations of a well under  the   Contract,
                             including without limitation: the cost of permitting, site preparation, mobilization and demobilization of the drilling rig and ancillary equipment, drilling, sidetracking, fishing, suspending, testing, logging, coring and completing or plugging and abandoning, data study and analysis and General and Administrative Costs;

"Exclusive                   Has the meaning ascribed thereto in the Operating
Operation"                   Agreement;


"Exploration                 Means the exploration phase as determined pursuant
Phase"                       to Article 5.1 of the Contract and terminated
                             pursuant to Article 5.4 of this Agreement;

"Effective Date"             Means the date first written above;

"Estimate"                   Means the estimate of Drilling Costs attached as
                             Attachment F to this Agreement;

"Final Well Logs"            Means the full set of log data available upon
                             completion of logging operations for electric, nuclear, and seismic logs, and cores (if collected);

"First Well"                 Means the well in the Contract Area anticipated to
                             spud in November, 1999;

"General and                 Means all costs of Operator and its Affiliates
Administrative               which facilitate the ongoing operations of the
Costs"                       Contract Area. These costs include, but are not
                             limited to, employee salaries, rent, office supplies, travel and similar costs, as well as a charge for Operator's overhead as permitted under the Operating Agreement;

"Government"                 Means the governnent of the Democratic  and Popular
                             Republic of Algeria and any instrumentality or subdivision thereof;

"Information"                Means  Jointly Owned  Information as defined in the
                             Operating  Agreement  identified below;

"Joint Operation"            Has the meaning ascribed thereto in the Operating
                             Agreement;

"Minimum Work                Means any Work Program  required to be performed by
Program"                     the Partner  pursuant to the Contract and any Work
                             Program required to be performed by the Partner pursuant to any subsequent amendment to the Contract;

"Operating                   Means the Joint Operating Agreement signed by ARCO
Agreement"                   on 14th May 1997 and TPAO on 5th June 1997;

"Participating               Means an undivided  interest in the rights and
Interest"                    obligations of the Partner in and under each of the
                             Contract and the Contract Area and the rights and obligations of a party to the Operating Agreement thereunder, expressed as a percentage of a whole, including without limitation all rights to participate pro rata in the unrecovered balance of costs previously incurred in operating under the Contract, such unrecovered costs estimated but not warranted as of the Effective Date to be approximately $75 million;

"Partner"                    Has the meaning ascribed thereto in the Contract;

"Party"                      Means a party to this Agreement;

"Second Well"                Means the well which at the date  hereof is to be
                             drilled in the Contract Area after the drilling of the First Well;

"Work Program"               Has the meaning ascribed thereto in the Contract.

All terms and expressions which are used in this Agreement and which are also defined in the Contract or Operating Agreement shall have the same meaning as expressed in the Contract or Operating Agreement unless otherwise defined herein.

REPRESENTATIONS


2.1      ARCO hereby represents to Santa Catalina that:

         (a) It is a corporate entity which has been duly formed and currently exists with the full power and authority to execute and deliver this Agreement and the Assignment; and

         (b) The transactions contemplated by this Agreement will not violate or be in conflict with: (i) any provision of its charter, articles of incorporation, or other organizational agreement (as the case may be), as the same may be amended from time to time; (ii) any present law, agreement or instrument by which it is bound; or (iii) any present judgment, order or decree applicable to it; and

         (c) ARCO's Participating interest and the hydrocarbons to be derived therefrom are not subject to any contractual obligations to third parties, liens, pledges, burdens or encumbrances other than such as are contained in, referred to in or revealed by, the Contract, the Operating Agreement, this Agreement or any document referred to therein; and

         (d) To the best of ARCO's knowledge and belief, the Contract and Operating Agreement are valid and in full force and effect, as amended to date and all the obligations contained in the Contract and the Operating Agreement requiring performance on or before the Effective Date have been performed; and

         (e) ARCO's Participating Interest at the Effective Date is seventy-five percent (75.00%), and the Participating Interest of ARCO at the time application is made for the Assignmnent Approval shall be no less than that stated above; and

         (f) To the best of its knowledge and belief, there is no pending litigation, arbitration, or administrative proceedings connected with the conduct of operations pursuant to the Contract and the Operating Agreement; and there is no claim, judgment or award given or made by any court, tribunal, or governmental agency which relates to ARCO's Participating Interest, or connected with the conduct of operations and which would materially affect the interest which may be assigned by ARCO to Santa Catalina pursuant to this Agreement.

2.2      Santa Catalina hereby represents to ARCO that:

         (a) It is a corporate entity which has been duly formed and currently exists with the full power and authority to execute and deliver this Agreement and the Assignmnent; and

         (b) The transactions contemplated by this Agreement will not violate or be in conflict with: (i) any provision of its charter, articles of incorporation, or other organizational agreement (as the case may be), as the same may be amended from time to time; (ii) any present law, agreement or instrument by which it is bound, or (iii) any present judgment, order or decree applicable to it; and

         (c) It is, by virtue of its management, a sophisticated and experienced investor in the international exploration for and production of hydrocarbons and it has substantial resources available to assist it in evaluating investments of the type contemplated by this Agreement; it is capable of evaluating the merits and risks of investments in international oil and gas properties in Algeria; it is able to bear the economic risk of any oil and gas investment it might decide to make with respect to this Agreement and the Contract; and, it has consulted with its own or independent technical, financial and commercial experts and legal counsel.

3.  FARMOUT TERMS

3.1 Upon the fulfillment of the Conditions Precedent and the fulfillment of the obligations in Article 3.2 below, ARCO shall assign the Assigned Interest to Santa Catalina with effect from the Effective Date. Upon fulfillment of the Conditions Precedent, Santa Catalina shall be deemed to have been a party to the Operating Agreement as from the Effective Date.

3.2 Santa Catalina shall bear and pay to ARCO, in accordance with Article 3.4, an amount equal to:


(a) fifty percent (50.00%) of the first Eight Million United States Dollars (U.S.$8,000,000) of Drilling Costs associated with the drilling and testing of the First Well; and


(b) twenty-five percent (25.00%) of the Drilling Costs in excess of Eight Million United States Dollars (U.S.$8,000,000) associated with the drilling and testing of the First Well.


3.3 Subject to the right of withdrawal in Article 3.5 and obligation for repayment pursuant to Article 4.6, Santa Catalina shall bear and pay to ARCO, in accordance with Article 3.4, an amount equal to:

        (a) fifty percent (50.00%) of the first Eight Million United States Dollars (U.S.$8,000,000) of Drilling Costs associated with the drilling and testing of the Second Well; and

        (b) twenty-five percent(25.00%) of the Drilling Costs in excess of Eight Million United States Dollars (U.S.$8,000,000) associated with the drilling and testing of the Second Well.

3.4     (a)     From the Effective Date ARCO shall issue monthly cash calls to
                Santa Catalina for the amounts to be paid by Santa Catalina under Articles 3.2 and 3.3 above in accordance with the cash call procedure established in the Operating Agreement and Santa Catalina shall pay each cash call in the manner and within the time period specified in the Operating Agreement as though
                Santa Catalina had been named as a party thereto. The cash call procedure, the manner and time period for payment of cash calls, and the allocation of Drilling Costs specified in the Operating
                Agreement are hereby incorporated into this Agreement by reference. The first of such cash calls shall include Santa
                Catalina's share of all costs and expenses incurred in relation to the Drilling Costs prior to the Effective Date. Santa
                Catalina shall have no liability for any costs other than Drilling Costs accruing prior to the Effective Date.

        (b) ARCO has provided an estimate of the Drilling Costs incurred prior to the Effective Date and a forecast of likely Drilling Costs after the Effective Date (the Estimate), as set out in Attachment F. The Parties acknowledge that the Estimate is an estimate only, and that ARCO make no representation or warranty as to the accuracy of the Estimate.

        (c) Santa Catalina shall provide a bank guarantee from a bank acceptable to ARCO for its obligations relating to the First Well, which shall be five million United States dollars $5,000,000), in the form provided in Attachment G to this Agreement or as otherwise agreed by ARCO.

        (d) Santa Catalina shall have the right to audit Drilling Costs under the procedures set out in Article 1.8 of the accounting procedure of the Operating Agreement, provided, however, that the notice required to commence an audit must be issued by Santa Catalina within six (6) months of the date upon which ARCO provides Final Well Logs to Santa Catalina, and if Santa Catalina fails to issue a notice of audit within this six (6) month period, Santa Catalina shall have no further right to audit Drilling Costs relating to the First Well

3.5     (a)     Prior to:

                  1. that date which is ten days after the receipt by Santa Catalina of the Final Well Logs relating to the First Well; or

                  2. the spudding of the Second Well whichever is the later, Santa Catalina shall have the right to withdraw from this Agreement by written notice to ARCO in accordance with the provisions of this Article 3.5. ARCO shall use reasonable endeavours to provide Final Well Logs relating to the First Well in a timely manner.

        (b) If upon the occurrence of the later of the two events specified in Article 1.5(a) ARCO receives written notice of withdrawal from this Agreement from Santa Catalina, then neither Party shall have any further obligation to the other, other than obligations arising under Article 6 below or any obligation arising under this Agreement prior to the date of service of the said notice on ARCO. Furthermore, following Santa Catalina's withdrawal from this Agreement in accordance with the terms thereof, ARCO agrees to indemnify Santa Catalina from any further obligations or liabilities arising under the Operating Agreement or from future work. obligations under the Contract.

        (c) If Santa Catalin's notice of withdrawal has not been received in accordance with this Article 3.5 above then Santa Catalina shall have no right to withdraw from this Agreement.

        (d) If, upon the occurrence of the later of the two events specified in Article 3.5(a), Santa Catalina has not provided a notice of withdrawal, then the Parties agree that, subject to Article 9.6 of this Agreement, the terms of the Operating Agreement shall be deemed to govern the relationship between them. For the avoidance of doubt, should Santa Catalina become a "Defaulting Party" (as that term is defined in the Operating Agreement) prior to Assignment Approval, then the remedies for default specified in the Operating Agreement, including forfeiture of Santa Catalina's Participating Interest, shall apply between the

                Parties and any forfeiture of Santa Catalina's interest shall be to ARCO and not to any other person.

4.   ASSIGNMENT AND GOVERNMENT APPROVAL



4.1     In the event that Santa Catalina  fulfills its obligations under Article
        3.2 above, ARCO agrees to transfer and assign to Santa Catalina, and Santa Catalina agrees to accept, subject to the satisfaction of the conditions in Article 4.2 below and to Article 4.3 below, the Assigned Interest, such that the Participating Interests in the Contract and Operating Agreement shall be:


               PARTY                      INTEREST

               ARCO                       50.00%
               TPAO                       25.00%
               Santa Catalina             25.00%

4.2 As soon as reasonably practicable (but in no event later than seven (7) days) following the date hereof ARCO shall notify Sonatrach and TPAO of its intention to assign the Assigned Interest to Santa Catalina on the terms of this Agreement thereby triggering the preemption period under, the Contract and the Operating Agreement. The Parties shall use all reasonable efforts and perform all economically reasonable and necessary acts to obtain the Assignment Approvals and procure the performance of the Conditions Precedent. ARCO and Santa Catalina shall execute the Novation and Assignment within fourteen (14) days of the date hereof.

4.3 The assignment of the Assigned Interest in Article 4.1 above shall be subject to the following conditions:

        (a) the prior written consent and approval of Sonatrach and the Government to the Assignmnent; and

        (b) the written notification by Sonatrach to ARCO of the waiver or nonexercise of its right of preemption under the Contract in respect of the Assigned Interest to be assigned to Santa Catalina or the effluxion of the period of time specified in the Contract during which Sonatrach's right of preemption thereunder must be exercised; and

        (c) the written notification by TPAO to ARCO of the waiver or nonexercise of its right of preemption under the Operating Agreement and under the Contract in respect of the Assigned Interest to be assigned to Santa Catalina or the effluxion of the period of time specified in the Operating Agreement and the Contract during which TPAO's right of preemption must be exercised; and

        (d) any other Assignment Approvals and such further consents or approvals required under the Contract, the Operating Agreement or any applicable laws;


        (e) the publication in the Official Gazette of Algeria of the transfer of the Assigned Interest to Santa Catalina;


        (f) if required by Sonatrach, the provision, by the parent company of Santa Catalina, of a guarantee in favour of Sonatrach, and in a form acceptable to Sonatrach (see Attachment "C"), of the proper performance of the obligations of Santa Catalina or its nominee under the Contract; and

        (g) the execution by the Parties and TPAO of a Novation Agreement, substantially in the form attached hereto as Attachment "D", in respect of the Operating Agreement.

4.4     In the event the  Conditions  Precedent are not satisfied  within twelve
        (12) months of the spudding of the Second Well or the Government formally rejects the Assignmnent to be made hereunder to Santa Catalina in writing, this Agreement shall have no further force or effect and the Parties shall have no further obligations to each other other than in respect of Articles 4.5 (if applicable) and 6 below or any obligation arising under this Agreement prior to such aforementioned dates. The Parties shall agree to extend the time limit set out in this Article 4.4 for up to six (6) months should the Parties be making reasonable progress toward satisfaction of the Conditions Precedent.

4.5 If (1) the Conditions Precedent are not fulfilled within the time periods specified in clause 4.4 and the delay in obtaining Assignment approvals was not the direct result of Santa Catalina's fault or neglect, or (2) TPAO and/or Sonatrach exercise their preemption rights under the Contract or the Operating Agreement, then ARCO shall repay within thirty days of written demand by Santa Catalina all cash calls paid by Santa Catalina and received by ARCO pursuant to this Agreement with interest thereon at the Agreed Interest Rate from the date such cash calls were actually received by ARCO to the date they are repaid to Santa Catalina. For the avoidance of doubt, the "fault or neglect" of Santa Catalina under this Article 4.5 shall not include a failure to fulfill the Conditions Precedent based on the financial capability of Santa Catalina or (in relation to Article 4.1(f) above) its parent company, provided that Santa Catalina has not altered its financial capability in a manner likely to adversely affect Assignment Approval. Further, the "fault or neglect" of Santa Catalina under this Article 4.5 shall not include a failure to fulfill the Condition Precedent set out in Article 4.3(f) based on the financial capability of the parent company of Santa Catalina, provided that the financial capability of the parent company has not been altered in a matter intended to adversely affect fulfillment of the Condition Precedent set out in Article 4.3(f). The entire time limit created by Article 4.4 shall be extended to the extent necessary if a delay in fulfillment of Conditions Precedent is a direct result of some fault or negligence of ARCO.


5.  WORK PROGRAMME DURING EXPLORATION PHASE

5.1 Effective from the earlier of (1) Assignmnent Approval or (2) the time when, pursuant to Article 3.5(d), the terms of the Operating Agreement are deemed to apply between Santa Catalina and ARCO, the Parties shall adopt the measures set out in this Article 5 to procure that Santa Catalina shall for the duration of the Exploration Phase have the option to participate or not participate in operations that are in excess of the Minimum Work Program.


5.2 If ARCO wishes to propose any operations relating to the Contract during the Exploration Phase in excess of those required by the Minimum Work Program with a gross cost greater than One Million United States Dollars ($1,000,000) ("Excess Work"), ARCO shall provide a written description of the Excess Work to Santa Catalina.


        (a) If Santa Catalina wishes to participate in the Excess Work, ARCO shall propose the Excess Work as Joint Operations pursuant to
                Article 5 and 7.1 (B) of the Operating Agreement.

        (b) If Santa Catalina does not wish to participate in the Excess Work, ARCO shall propose the Excess Work as an Exclusive Operation pursuant to Article 7.2 of the Operating Agreement.

Santa Catalina shall provide its written response to ARCO's notification of proposed Excess Work stating its desire to participate or not participate within ten (10) days of receipt of the notification.


5.3 If Santa Catalina chooses not to participate in the Excess Work pursuant to Article 5.2, then:


        (a) Santa Catalina shall not elect to participate in the Exclusive Operation proposed by ARCO pursuant to Article 5.2(b);


        (b) Santa Catalina shall have no right and shall be deemed to have waived any right arising under the Operating Agreement to reinstate its right to participate in the Exclusive Operation;


        (c) Santa Catalina shall waive any right to receive Production for the Reimbursement arising under the Contract and resulting from the Excess Work, and such Production for the Reimbursement shall be allocated to participants in the Contract other than Santa Catalina in conformity with the procedures set out in Article
                7.4 of the Operating  Agreement; and

        (d) if the Excess Work relates to or results in the development of G&G Data, then Santa Catalina shall have no right to such G&G Data and shall have no right to participate in any Development relating to such G&G Data.

5.4 The procedure set out in this Article 5 shall apply only during the Exploration Phase. The Exploration Phase shall be deemed to have ended for the Contract Area, or for any part of the Contract Area, upon the earlier of (1) the Operator submitting a final discovery report pursuant to Article 13.4 of the Contract for the Contract Area or some part of the Contract Area, or (2) the Partner making a formal notification of relinquishment of the entirety of the Contract Area.

6.   INFORMATION AND CONFIDENTIALITY

6.1 Santa Catalina has, through an associated company, reviewed information provided by ARCO in a data room relating to the Contract and the Operating Agreement. An index to the information in the data room is attached as Attachment H. ARCO represents that, to the best of its knowledge and belief, the information in the data room is a materially complete and accurate description of the Contract Area.


6.2 ARCO represent that Final Well Logs provided to Santa Catalina pursuant to Article 3.5(a) shall be materially identical to Final Well Logs presented to Partners pursuant to the Contract.


6.3 Subject to applicable law and third party restrictions, the Contract and other agreements relating to the Contract, ARCO shall provide Santa Catalina with copies of technical information acquired in respect of the Contract Area and which relates solely to the Contract Area. ARCO shall have no obligation to provide any technical information relating to the Contract Area which also relates to areas outside the Contract Area. Such technical information shall include all non-proprietary geological, geophysical, engineering and other information, save and except the internal reserve evaluations of ARCO. Except as provided in Articles 6.1 and 6.2 above, ARCO makes no representations or warranties with respect to the accuracy or completeness of the information provided pursuant to the provisions of this Article. Any reliance on this information, or any other information furnished by ARCO or contained in the files of ARCO, shall be at the sole risk and expense of Santa Catalina. Santa Catalina will have sole responsibility for any actions taken by it, based on the information or any action taken by others relying on Santa Catalina's advice or relying on information provided by Santa Catalina.


6.4     All data and information disclosed to Santa Catalina pursuant to Article
        6.2 above and all Information shall be subject to the confidentiality provisions contained in Article 15 of the Operating Agreement which are incorporated herein by reference. Such confidentiality provisions shall survive the termination of this Agreement.

6.5 Pending Assignment Approval, ARCO shall use all reasonable endeavors, subject to applicable law, the Contract and other contracts, to provide Santa Catalina access to available technical information acquired in respect of the Contract Area. Disclosure of such information to Santa Catalina shall be subject to the terms and provisions of the Confidentiality Agreement dated 20th October 1999, by and between ARCO and Santa Catalina, which Confidentiality Agreement shall continue and remain in full force and effect.

7.   GOVERNING LAW AND ARBITRATION

7.1 This Agreement shall be governed by and construed in accordance with the laws of England without regard to any of such jurisdiction's rules regarding conflict of laws which would apply the laws of another jurisdiction.


7.2 Any and all disputes, controversies, claims or differences between the Parties in connection with this Agreement, or relating to this Agreement, or the existence, construction, validity, interpretation or meaning, performance, nonperformance, enforcement, operation, breach, continuance or termination of this Agreement which cannot be resolved amicably by the Parties through prompt good faith negotiations, shall be submitted to and finally resolved through an arbitration proceeding in accordance with the arbitration provision of Article 18 of the Operating Agreement, which shall be deemed to be incorporated by reference.

8.   NOTICES

8.1 Notices given under this Agreement shall be given in writing, in the English language, and shall be deemed to have been sufficiently given when received, whether delivered personally, mailed postage paid, or sent by electronically or facsimile, addressed to a Party at its address as set forth below or such other address as such Party may have designated by notice given in accordance with this Article 8.


ARCO:                               ARCO GHADAMES INC.
                                    2300 West Plano Parkway
                                    Plano, Texas 75075, USA

                                    Attention:       Vice-President, Exploration
                                    Telephone:       972-509-3701
                                    Facsimile:       972-509-6292
                                    E-mail:        jrobert8@mail.arco.com

SANTA CATALINA:               Santa Catalina L H Lundin (Algeria) Limited
                                    Suite 1320, 885 West Georgia Street
                                    Vancouver, BC V6C 3E8
                                    Canada

                                    Attention:       Mr Lukas H Lundin
                                    Telephone:     (1 604) 689-7842

                                    Facsimile:     (1 604) 689-4250

                                    E-mail:       slmalgeria@namdo.com


with copy to:

Lundin Oil AB
29 Rue de la Rotisserie
1204 Geneva
Switzerland


Attention:        Mr Keith Hill
Telephone:        (41 22) 817-1200
Facsimile:        (41 22) 817-1201
E-mail:           hill@lundin.ch

9.  MISCELLANEOUS

9.1 The captions and headings for the Articles of this Agreement are made for convenience only and shall not be interpreted or construed so as to limit or in any way change the substantive provisions of any part of this Agreement.

9.2 None of the rights, requirements or provisions of this Agreement shall be deemed to have been waived by any Party by reason of such Party's failure to enforce any right or remedy granted it hereunder or to take advantage of any default, and each Party shall at all times hereunder have the right to require the strict compliance of the other Parties with the provisions of this Agreement.

9.3 It is understood that time is of the essence in this Agreement and that upon execution of this Agreement no provisions of this Agreement shall be modified, altered or waived except by prior written consent of the Parties. Subject to the provisions of Article 9.4 herein, this Agreement shall be binding upon the successors and assigns of the Parties hereto.

9.4 Santa Catalina may at any time assign its rights to receive a Participating Interest in the Contract to Lundin Oil AB. Santa Catalina shall not assign any rights or interests conveyed hereunder to any Affiliate or third party until after all obligations specified in
        Article 3 above have been fulfilled or the Government has approved the Assignment, whichever is later. Any such assignment shall be subject to this Agreement and to the Operating Agreement.

9.5 This Agreement (together with the Confidentiality Agreement dated 20th October 1999) constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements pertaining to the subject matter hereof, whether oral or written, of the Parties.

9.6 As between the Parties, in the case of a conflict, express or implied, between the provisions of this Agreement, and those of the Contract or the Operating Agreement, this Agreement shall control.

9.7 Santa Catalina shall be responsible for, and shall bear and pay for any and all reasonable costs, expenses, fees, duties and taxes or other governmental changes of whatsoever nature incurred in connection with the Assignment and the Assignment Approval. Such costs, fees, duties and taxes shall include, without limitation, registration fees, stamp duties and assignment fees, but shall not include taxes levied on or measured by ARCO's profit or income. Any such costs, expenses, fees, duties and taxes shall be in addition to Drilling Costs charged pursuant to this Agreement, and shall not be reimbursable pursuant to Article 4.6 of this Agreement

9.8 For United States federal income tax purposes, each Party hereto elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A" of the United States Internal Revenue Code of 1986, as amended (the Code), as permitted and authorized by Code Section 761(a) and the Treasury Regulations promulgated thereunder.

9.9 The rights, duties, obligations and liabilities under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create, a mining or other partnership, joint venture, association or trust.

9.10 This Agreement may be executed in counterpart and shall be effective as though both Parties had signed the same document.


IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have executed this Agreement in duplicate on the day, month and year first written above.

ARCO GHADAMES INC.                              SANTA CATALINA L.H. LUNDIN
                                                (ALGERIA) LIMITED


By:---------------------------                  By:---------------------------

Name: Scot W. Anderson                          Name:  Keith C. Hill

Title:  Attorney-in-fact                        Title:  New Ventures Manager

                                 ATTACHMENT "A"
                              (FORM OF ASSIGNMENT)

                               DEED OF ASSIGNMENT

THIS AGREEMENT is made and entered into on the ___ day of ______, 1999, by and between

ARCO Ghadames Inc, a company established and existing under the laws of the State of Delaware, U.S.A. (hereinafter called "ASSIGNOR"), and

Santa Catalina L.H. Lundin (Algeria) Limited, a company established and existing under the laws of Bermuda (hereinafter called "ASSIGNEE").

WHEREAS, Assignor holds seventy five percent (75.00%) of PARTNER's interest in that certain Production SHaring COntract (hereinafter the "Contract") dated 10th May, 1992, by and between The National Enterprise SONATRACH (hereinafter called "SONATRACH") and ASSIGNOR covering the Hassi Bir Rekaiz area (hereinafter called the "Field"), and

WHEREAS, ASSIGNOR and ASSIGNEE have agreed that ASSIGNEE shall acquire an undivided twenty five percent (25.00%) of PARTNER's interest in the Contract, subject to certain conditions.

NOW, THEREFORE:

1. ASSIGNOR hereby assigns to ASSIGNEE an undivided twenty five percent (25.00%) of PARTNER's interest in the COntract, thereby vesting in ASSIGNEE twenty five percent (25.00%) of PARTNER's interest in the Contract, subject to the Conditions Precedent defined in the Farmout Agreement between the ASSIGNOR and ASSIGNEE executed contemporaneously with or immediately prior to this Deed of

Assignment, and ASSIGNOR warrants to ASSIGNEE the title to the above described interest against any person or entity claiming by through, or under ASSIGNOR.

2. ASSIGNEE hereby assumes twenty five percent (25.00%) of the obligations, liabilities, duties and rights of PARTNER under the Contract.

3. The assignment shall be effective as between Assignor and Assignee as of (******).

IN WITNESS WHEREOF, the Parties have caused this Assignment to be executed by their respective duly authorized representatives.

"ASSIGNOR"
ARCO Ghadames Inc


BY:_________________________
NAME:_______________________
TITLE:______________________

"ASSIGNEE"
Santa Catalina L.H. Lundin (Algeria) Limited

BY:_________________________
NAME:_______________________
TITLE:______________________

                                 ATTACHMENT "B"
                               (FORM OF AVENANT)

                                FORM OF AVENANT


AMENDMENT NO. 4 TO THE "HASSI                               AVENANT NO. 4 AU
BIR REKAIZ" PRODUCTION                                      CONTRAT DE PARTAGE DE
SHARING CONTRACT DATED 10TH                                 PRODUCTION "HASSI BIR
MAY 1992                                                    REKAIZ" CONCLU LE 10 MAI 1992

Between:                                                    Entre:

The National Company SONATRACH                              L'Enterprise Nationale SONATRACH
with its headquarters in Algiers, 10 Rue du                 dont le siege social est a Alger, 10, Rue du
Sahara, Hydra, hereinafter called                           Sahara, Hydra, ci-apres designee
"SONATRACH", represented by Mr.                             "SONATRACH" representee  par
_____________, (name)                                       ____________________
_____________, (title) acting with                          ____________________ agissant en
powers bestowed upon him regarding the                      vertu des pouvoirs qui lui sont conferes a
present document,                                           l'effet des presentes,
                    On one hand,                                                d'une part,

And                                                         Et

ARCO Ghadames Inc with its headquarters                     La Societe ARCO Ghadames Inc, dont le
at 2300 West Plano Parkway, Plano, Texas                    siege social est a 2300 West Plano
75075, USA, hereinafter called "ARCO",                      Parkway, Plano, Texas 75075, USA ci-
represented by                                              apres designee "ARCO", representee par
__________________ (name),                                  ____________________,
__________________ (title), acting with                     ____________________ agissant en vertu
powers bestowed upon him regarding the                      des pouvoirs qui lui sout conferes a l'effet
present document,                                           des presentes,

And                                                         Et

__________________ with its                                 La Societe __________________, dont
headquarters at _____________________,                      le siege social est au
_________________, represented by                           representee par ____________ agissant

________________,                                           en vertu des pouvoirs qui lui sont conferes
_______________, acting with                                a l'effet des presentes.
powers bestowed upon him regarding the
present document.

                    on the other hand,                                          d'aure part,

And                                                         Et

_____________, with its                                     La Societe __________________, dont
headquarters at _________________,                          la siege social est au
_____________, represented by                               representee par ___________ agissant
_______________,                                            en vertu des pouvoirs qui lui sont conferes
_____________, acting with                                  a l'effet des presentes,
powers bestowed upon him regarding the
present document,

                                                            d'autre part,

                    on the other hand,

the following is agreed upon:                               Il est convenue et arrete ce qui suit:

Considering the Production Sharing                          Considerant le Contrat de Partage de
Contract "Hassi Bir Rekaiz" executed in                     Production "Hassi Bir Rekaiz" conclu a
Algiers on 10th May 1992, between the                       Alger le 10 mai 1992 entre l'Enterprise
National Enterprise SONTRACH and                            Nationale SONATRACH et la societe
ARCO Algeria Inc., approved by executive                    ARCO Algeria Inc approuve par decret
Decree No. (****) dated (******);                           executif no (**********) du (********);

Considering the request of _____________                    Considerant la demande du ___________
1999 by ARCO requesting approval to                         _____________ 1999 par laquelle ARCO a
transfer to ______________ an undivided                     demande l'autorisation de ceder a
25.00% of its rights and obligations under                  _________ 25.00% de ses droits et
the subject Contract;                                       obligations dans le Contrat sas-vise;

Considering the decision by SONATRACH                       Considerant la renonciation par

not to exercise its right of preemption, and                SONATRACH a l'exercice de son droit
its approval of this assignment;                            de preemption, et son accord pour cette
                                                            cession.

Considering the letter of the Minister of                   Considerant la lettre no _____ datee du
Energy and Mines No. ______ dated                           ___________ 1999 portant accord de
______________ 1999 approving this                          Monsieur le Ministre de l'Energie et des
assignment.                                                 Mines a la dite cession.


Article 1:  Subject of the Amendment                        Article 1:  Objet de l'avenant

The subject of this Amendment is the                        Le present avenant a pour objet le cession
transfer by ARCO to _______ of twenty                       par ARCO a __________, de vingt cinq
five percent (25.00%) of its right and                      pour cent (25.00%) de ses droits et
obligations resulting from the Hassi Bir                    obligations decoulant du Contrat de
Rekaiz Production Sharing Contract dated                    Partage de Prodcution "Hassi Bir Rekaiz"
10th May 1992, hereafter called the                         conclu le 10 mai 1992, ci-apres denomme
"Contract".                                                 "le Contrat".


Article 2:  Participating Interests                         Article 2:  Taux de Participation:

As from the effective date of this                          A compter de la date d'entree en vigueur
Amendment, the participation of the                         du present avenant, le taux de
companies in the Contract is divided as                     participation des associes dans le Contrat
follows:                                                    est reparti comme suit:

          50%:      for ARCO                                50%:      for ARCO
          25%:      for TPAO                                25%:      for TPAO
          25%:      for ___________                         25%:      for ____________

Article 3:  Notification                                    Article 3: Notification

To be valid any notification sent by one of                 Toute notification faite par l'ure a
the parties to the other in the framework of                Parties a l'autre dans le cadre du Contrat

the Contract, will have to be done by letter,               devra, pour etre valable, etre faite par
or telex or fax with return receipt, and                    lettre ou par telex ou telefax avec accuse
addressed to the other party at the address                 de reception et addressee a l'autre partie a
indicated below or any other address that                   l'addresse indiquee ci-dessous ou a toute
the a party may from time to time indicate                  autre addresse que la partie interessee
by written notice to the other party.                       pourra indiquer en tant que de besoin par
                                                            notification ecrite a l'autre Partie.

For SONATRACH                                               Pour SONATRACH

10, Rue du Sahare                                           10, Rue du Sahare
Hydra - Algiers 16035 - Algeria                             Hydra - Alger 16035 (Algerie)
Telex No. 62 103 SH DG and 62 104 SH DG                     Telex nO 62 103 SH DG et 62 104 SH DG
Fax No. (213) 260.70.37                                     Fax nO (213) 260.70.37
Tel. No. (213) 260.56.34                                    Telephone nO (213) 260.56.34


For ARCO Ghadames Inc.                                      Pour ARCO Ghadames Inc.

2300 West Plano Parkway                                     2300 West Plano Parkway
Plano, Texas 75075                                          Plano, Texas  75075
United States of America                                    Etats Unis d'Amerique
Telex 163511 AIOGC PLANO                                    Telex 163511 AIOGC PLANO
Fax no. 214-509-4030                                        Fax no. 214-509-4030
Tel no. 214-509-3000                                        Tel no. 214-509-3000

For______________________                                   For ____________________

__________________________                                  ________________________
__________________________                                  ________________________
__________________________                                  ________________________

Telex_____________________                                  Telex___________________
Fax no.___________________                                  Fax no._________________
Tel no. __________________                                  Tel no. ________________


Article 4:  Contractual Documents                           Article 4:  Documents Contractuels

This Amendment constitutes an integral                      Le present avenant fait partie integrante du
part of the Contract.                                       Contrat.

Article 5:  Commitment                                      Article 5:  Engagement d'execution

The company ____________ commits to                         La societe _________ s'engage a
fulfill in the same position and under the                  executer au meme titre et dans le memes
same conditions as ARCO, to the extent the                  conditions que ARCO, a concurrence de
its level of participation, the entirety of the             son taux de participation, l'ensemble de
obligations resulting from the Contract.                    obligatins qui lui incombent au titre du
                                                            Contrat.

Article 6:  General Provisions                              Article 6:  Dispositions Generales

All provisions of the contract and of its                   Toutes les dispositions du Contrat, de ses
Annexes which are not expressly modified                    annexes qui ne sont pas modifiees et / ou
and/or supplemented by the present                          completees par le present avenant
Amendment remain in effect.                                 demeurent en vigueur et s'appliquent aussi
                                                            bien a ARCO qu'a _____________.

Article 7:  Effective Date                                  Article 7:  Entree en viguer

This Amendment will be effective as from                    Le present avenant entrera en vigueur des
its approval by the competent authorities in                son approbation par les autorites
accordance with the required procedures.                    competentes dans les formes rEquises.

Done in Algiers, on _______________, 1999                   Fait a Alger, le _______________, 1999
in six (6) originals.                                       en six (6) exemplaires originaux.

For SONATRACH                                               For ARCO Ghadames Inc.

Title:_________________________                             Title:________________________

Name:__________________________                             Name:_________________________

for TURKIYE PETROLLERI ANONIM                               For:__________________________
ORTAKLIGI

Title:_________________________                             Title:________________________


Name:__________________________                             Name:_________________________


                                 ATTACHMENT "C"
                       (FORM OF PARENT COMPANY GUARANTEE)

       The form as attached or such form as may be required by Sonatrach.

                               LETTER OF GUARANTY


Atlantic Richfield Company hereby refers to the Agreement for the Exploration and Exploitation of Hydrocarbons (hereinafter the "Agreement") between its subsidiary ARCO Algeria Inc. ("ARCO") and the National Enterprise SONATRACH ("SONATRACH") within the Contract area called Hassi Bir Rekaiz composed of Blocks 424a/443a entered into pursuant to Law no. 86-14 of 19 August 1986, in particular its Article 22-2 and Decree No. 87-159 of 21 July 1987 in particular its Article 3.

Atlantic Richfield Company acknowledges it has read all the clauses contained in
the  Agreement,   especially  those  relating  to  ARCO's commitments  vis-a-vis
SONATRACH.

Atlantic Richfield Company acknowledges that ARCO possesses full technical capabilities for the execution of the operations provided for in the Agreement and guarantees that the commitments of ARCO in this respect will be fulfilled.

Atlantic Richfield Company acknowledges that ARCO possesses full financial capabilities for the execution of its financial commitments provided for in the Agreement and guarantees that such commitments will be fulfilled.

Atlantic   Richfield  Company   guarantees  in  particular  ARCO's  contractual
obligations relating to:

- In the event that all or part of the Exploration Work Programs are not completed, payment to SONATRACH of the amount of the investments corresponding to such programs (Article 6.7);

Page 2
Letter of Guaranty

- Completion of the Work Programs and investments provided for in the Agreement (Articles 7.1 and 7.2);

- Financing of the totality of the Exploration investments, and in the event of a discovery of commercially exploitable Hydrocarbons, Exploitation investments (Articles 14.1.1, 14.1.2 and 21.4.1); and

- Payment of the costs corresponding to training programs (Article 19.4).

The present guaranty is irrevocable and shall expire as of the date of the accomplishment of all the obligations set forth in the Agreement, or, subject to the application of Article 22 of the Agreement, as of the date ARCO assigns all of its obligations.

All payments due by virtue of the present  guaranty  must be made within  thirty
(30) days after written notification by SONATRACH to Atlantic Richfield Company of the default by ARCO. Such written notification shall specify (i) the nature of the default by ARCO, (ii) the amount of the payment due to SONATRACH by virtue of such default and (iii) the method for determining the amount of such payment.

However,  Atlantic Richfield  Company,  shall have, during such period of thirty
(30) days, the right to remedy such default before this guaranty comes into effect.

Page 3
Letter of Guaranty

These payments will be made in U.S. dollars by transfer to an account to be specified by SONATRACH, free of all charges or deductions.

The definitions used in the present guaranty have the meaning given to them in the Agreement.

                                 ATTACHMENT "D"
                               (FORM OF NOVATION)

                               NOVATION AGREEMENT

THIS AGREEMENT is made and entered into effective as of the ______ day of _____________, 1999.

BETWEEN:

ARCO GHADAMES INC., a company established and existing under the laws of the State of Delaware, U.S.A. and having an office at _________________(address) (herein the "Transferor")'

SANTA CATALINA L.H. LUNDIN (ALGERIA) LIMITED, a company established and existing under the laws of Bermuda and having an office at ___________ (address) (herein "Transferee"); and

TURKIYE PETROLLERI ANONIM ORTAKLIGI, a company established and existing under the laws of the Republic of Turkey and having an office at ___________ (address) herein the "Transferee").

(The Transferor, the Transferee and TPAO are hereinafter collectively called the "Parties").

WHEREAS, the National Enterprise SONATRACH ("SONATRACH") and ARCO Algeria Inc. entered into the "Contrat pour la Recherche et l'Exploitation d'Hydrocarbures (Permieter: Hassi Bir Rekaiz)" dated May 10, 1992, as amended (the "Contract"); and

WHEREAS, ARCO Algeria Inc. heretofore assigned an undivided one hundred percent (100%) Participating Interest in the Contract to ARCO; and

WHEREAS, ARCO heretofore assigned a twenty-five (25%) Participating Interest in the Contract to Turkiye Petrolleri Anonim Ortakligi ("TPAO" with Effect from the Effective Time; and

WHEREAS, ARCO and TPAO entered into that certain Operating Agreement (hereinafter the "Novated Agreement") dated ___________, 1996 to provide for the conduct of the operations by, and determination of their respective rights, interests and obligations as Contractor under the Contract; and

WHEREAS, with effect from _______________ (hereinafter the "Effective Time") ARCO has agreed to assign an undivided twenty-five percent (25.00%) interest in the Contract and the JOA (the "Assigned Interest") to Lundin, and TPAO is willing to consent thereto.

NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

1. Nothwithstanding anything to the contrary in the Novated Agreement, this novation of the Novated Agreement shall be subject to the publication in the Official Journal of Algeria of the ministerial decrees effecting the transfer of Assigned Interest from the Transferor to the Transferee and on and after the said publication this novation shall take and have effect from the Effective Time.

2. To the extent of the Assigned Interest the Transferor shall cease for all purposes to be a party to the Novated Agreement and the Transferee shall become for all purposes a party thereto in place of the Transferor and shall perform and assume the obligations and liabilities and be entitled to the rights and benefits of the Transferor thereunder.

3. To the extent of the Assigned Interest the Transferee undertakes with and to each of the Continuing Parties to observe, perform and discharge the obligations and liabilities imposed on the Transferor by the Novated Agreement as a party thereto in place of the Transferor and as if each act or omission of the Transferor had been an act or omission of the Transferee.

4. Each of the Continuing Parties releases and discharges the Transferor from the performance and discharge of the obligations (other than any obligations of confidentiality) and liabilities and all claims and demands in respect thereof assumed by the Transferee pursuant to Clause 3 above and which but for the operations of that Clause would have continued to be the obligations and liabilities of the Transferor.

5. Each of the Continuing Parties accepts the assumption by the Transferee of the liabilities and obligations referred to in Clause 3 and all claims and demands in respect thereof in place of the liability of the Transferor and agrees to be bound by the terms of the Novated Agreement in every way as if the Transferee were named in the Novated Agreement as a party thereto in place of the Transferor.

6. The Transferee hereby undertakes to indemnify and hold harmless the Continuing Parties and each of them in respect of any claim, proceedings, loss, damage, costs or expense for which the Transferor would have been liable but for the release and discharge referred to in Clause 4 above.

7. Notwithstanding the foregoing provisions of this Agreement the Transferor shall be bound by this Clause 7 which shall take effect as an agreement separate and independent from the Novated Agreement, to such duties of confidentiality and non-disclosure owed to such persons as would have been applicable to it under the Novated Agreement had it continued to be party to the Novated Agreement.

8. The Transferee agrees to bear any stamp duty (including penalties and/or fines) or similar or other taxes payable in connection with the execution or enforcement of this Agreement and shall fully indemnify each of the other parties in respect of any costs, expenses, loss or damage occasioned by its failure to pay any such stamp duty or any delay in paying any such stamp duty.

9. This Agreement shall be treated as constituting all consents, actions, waivers, confirmations and undertakings of the Transferor and the Transferee and of the Continuing Parties required under the Novated Agreement for the assumption by the Transferee of all of the Transferor's right, title and interest thereunder and the Parties hereby give their irrevocable consent thereto.

10. The Participating Interests as defined in the Novated Agreement and as set out therein are with effect from the Effective Time hereof:

ARCO                50.00%
TPAI                25.00%
Santa Catalina      25.00%

11. The particulars of the Transferee for the purposes of the Novated Agreement shall be as follows:

(                   )
(                   )
(                   )
(                   )

12. Except as amended hereby the Novated Agreement shall remain in full force and effect and binding on the parties thereto, insofar as the same are in force and effect and binding on those parties immediately prior to the Effective Time.

13. This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument provided that this agreement shall not be effective until all of the counterparts have been executed.

14. This Agreement shall be governed by and construed in accordance with English Law and the Parties hereby irrevocably submit to the exclusive jurisdiction of the English Courts.

IN WITNESS WHEREOF the Parties have caused these presents to be executed the day and year first above written.

ARCO GHADAMES INC.

By:___________________

Name:_________________

Title:________________

SANTA CATALINA L.H. LUNDIN (ALGERIA) LIMITED

By:___________________

Name:_________________

Title:________________



TURKIYE PETROLLERI ANONIM ORTAKLIGI

By:___________________

Name:_________________

Title:________________

                          Attachment "E" Contract Area

                            Hassi Bin Rekaiz Licence


Drawing Omitted

                   Attachment "F" Estimate of Drilling Costs



ARCO Internal Charges Incurred to Date            $1,000,000

Cost of Well (Turnkey Contract)                   $10,352,000*

* breakdown of well costs in attached Drilling Cost Estimate

ARCO International Oil and Gas Company           Drilling Cost Estimate - Page 1
Exploration - expected case -

Well Name:     Sernhari East - 1             Cost Estimate       TD 3860 M
Region: N. Africa             Country: Algeria         Field: Wildcat


     Development              X    Single
X    Exploratory                   Dual
     Workover/Completion           Multiple

Tubular goods - Major account 290       DRY         COMPLETE     DETAIL         GROSS
-----------------------------------------------------------------------------------------

1                                                                030
30" 0.5 WT Grade B                      $13,000                  020            $13,000
20" 1333 ppt K-55                       $22,000                  016            $22,000
13-3/8" 72ppf                           $77,000                  012            $77,000
9-5/8" 47 ppf                           $246,000                 009            $246,000
7" 32 ppf p-110 BTC                     $78,000                  008            $78,000
4-1/2" 13.5 ppf                         $14,000                  004            $14,000
2 WH EQUIP & TREE - TEMPLATE            $80,000                  022            $80,000
3 TUBING ACCESS.                                                 023
4 ART LIFT EQUIP.                                                024
5 UNCLASS MAT'L (5%)                    $27,000                  025            $27,000

TOTAL TANGIBLES                         $557,000                                $557,000

Intangible Costs - Major Account 295

6 TUBULAR INSPECTION                    $15,000                  026            $15,000
7 TUBULAR TRANS (S300/TON)                                       027
8 CASING ACCESSORIES                                             028
9 SITE PREPARATION                      $285,000                 029            $285,000
10 PERMITS. INS. DAMAGES                                         030
11 MOVING EXPENSE                       $25,000                  031            $25,000
12 BOAT & BARGE RENTAL                                           032
13 CAMP & CATERING                                               033
14 ROADS, SHORE BASE                                             034
15 AIR FREIGHT & TRANS                                           035
16 AIR TRANSPORTATION                                            036
17 DRILLING FOOTAGE S/FT.                                        037
18 DRILLING DAYWORK S/DAY                $6,100,000              038            $6,100,000
19 MOB/DEMOB FEE                                                 039
20 COMPLETION UNIT S/DAY                                         043
21 RENTAL DP. DC. TOOLS                                          044
22 WELL CONTROL EQUIPMENT                                        045
23 DRILL BITS                                                    046
24 FUEL GAS DRAYAGE
25 WATER SUPPLY WELL GENSEI                                      047
26 DRLG MUD, MATL & DRAYAGE                                      048
27 DRLG MUD EQUIPMENT                                            049
28 COMPLETION FLUIDS                                             051
29 OPEN HOLE LOGS                       $600,000                 052            $600,000
30 MUG LOGGING                                                   053
31 CASED HOLE LOGS/PERF                                          054


ARCO International Oil and Gas Company            Drilling Cost Estimate - Page 2
Exploration
Estimated by D. Beaghan

Tubular goods - Major account 290       DRY        COMPLETE     DETAIL         GROSS
-----------------------------------------------------------------------------------------

32 WT. WORK & COIL TUBING                                        055
33 WELL TEST EQUIPEMENT                           $2,000,000     056            $2,000,000
34 CONVENTIONAL CORING 108 evaluation   $180,000                 057            $180,000
35 OST EQUIPMENT                                                 058
36 ENVIRONMENT/SAFETY                                            059
37 STIMULATION (ACID/FRAC)              $30,000                  060            $30,000
38 CEMENTING & RUNNING FEES:
     MOB/DEMOB
     20"                                                         079
     13-3/8"                                                     076
     9-5/8"                                                      073
     7"                                                          070
     4-1/2"                                                      068
39 CEMENT PLUGS, SQUEEZES                                        081
40 FISHING TOOLS                                                 082
41 DIRECTIONAL DRILLING - LWD                                    083
42 UNCL. TOOL RENTAL                                             084
43 UNCL. SUPPLIES                                                085
44 UNCL. DRAYAGE                                                 086
45 UNCL. SERVICES                                                087
46 ROV                                                           088
47 TELECOMMUNICATIONS                    $10,000                 089            $10,000
48 SUPPORT SERVICES                                              090
49 UNCL. MATERIAL LOSSES                                         091
50 TECHNICAL SERVICE                    $300,000                 092            $300,000
51 RIG SUPERVISION - CONTRACT           $250,000                 093
52 RIG SUPERVISION - ARCO                                        094
53 FIELD SUPPORT                                                 096
54 SECURITY
PRESPUD COST                            $1,089 M
LOADED DAY RATE                         $79,800
TOTAL INTANGIBLES                       $7,795 M  $2,000 M                      $9,795 M
TOTAL COST                              $8,352 M  $2,000 M                      $10,352 M
DRY HOLE COST  $8,352 M                 $2,164/M
COMPLETED COST $2,000 M
TOTAL WELL COST $10,352 M               $2,682/M

This is a turnkey drilling project with Arco free issuing tubulars and wellhead equipment.
Formation evaluation will be run under a separate Arco contract.
The first well is proposed to be tested with the rig offsite.
Detailed costs will be worked up after the technical scope is finalised.
Testing costs are a latest "best estimate".

                         ATTACHMENT "G" BANK GUARANTEE

                              LETTER OF GUARANTEE
                 (On the headed notepaper of the issuing Bank)


To:  ARCO Ghadames Inc.
     2300 West Plano Parkway
     Plano, Texas  75075
     USA

                                                            (date)

Dear Sirs:

Letter of Guarantee No. (___________)

Whereas our  client,  Santa  Catalina  L.H.  Lundin  (Algeria)  Limited  ("Santa
Catalina"), has entered into a Farmout Agreement concerning Hassi Bir Rekaiz Block, Onshore Algeria dated (insert day and month) 1999 with you (the "Agreement").

Unless the contrary intention appears, words and expressions defined in the Agreement have the same meaning when used in this Letter of Guarantee (this "Guarantee").

Whereas the Agreement contains an obligation on the part of Santa Catalina to provide an irrevocable bank guarantee in the amount of ($****), we (insert name of bank), a bank organised under the laws of (insert jurisdiction) and having its registered/principal office at (insert address) (the "Bank") do hereby undertake to pay you up to an aggregate amount of ($****) subject to the terms and conditions hereinafter provided; provided, however, that the said amount shall be automatically reduced by the amount of any and all intermediate payment or other payment or satisfaction made by us under this Guarantee from time to time (said amount, as so reduced from time to time, the "Guaranteed Amount").

We shall only make payment under this Guarantee upon receipt by us of a written demand, in the form attached as Appendix 1, signed by two (2) of your duly appointed and authorised directors or other duly authorised officers for a specified sum, where -

(1) such written demand arises because Santa Catalina has failed to pay you an amount due and owing to you, and required to be paid by Santa Catalina to you, under and in accordance with the ex-press terms of the Agreement (the "Sum Demanded").

(2) such written demand is accompanied by each of the following -

(a) a copy of the written notice sent by you to Santa Catalina before making claim under this Guarantee, specifying the payment that Santa Catalina has failed to make under and in accordance with the terms of the Agreement in the amount of the Sum Demanded, and requesting Santa Catalina to remedy any such failure;

(b) a letter signed by your duly authorised officer certifying that Santa Catalina has failed to remedy the payment default in the amount of the Sum Demanded within the period allowed for remedial action under the Agreement, if any; and

(c) a copy of your written notice to Santa Catalina stating your intent to claim under this Guarantee because of Santa Catalina's failure to remedy the payment default in the amount of the Sum Demanded in accordance with the relevant request referred to in 2(a) above.

Except for the documents herein specified, no other documents or other action shall be required notwithstanding any applicable law or regulation.

Our liability under this Guarantee shall be to pay to you whichever is the lesser of the Sum Demanded or the Guaranteed Amount as in effect and applicable hereunder from time to time, without being entitled to require whether or not the payment is lawfully demanded.

This Guarantee shall be valid on the date hereof in the full Guaranteed Amount and shall become null and void on (insert expiry date), except with respect to any demand duly made hereunder prior to such date. This Guarantee shall not be valid with respect to any written notice given after such date. When the validity of this Guarantee has expired, it must be returned to us for cancellation, but we shall be released from any further obligation hereunder even if, in breach of this provision, that return has not taken place. Such release will be without prejudice to any liability under this Guarantee which arose prior to such date.

Any  payment  by  us  hereunder  shall  be  immediately   available  and  freely
transferable in United States Dollars, free and clear of and without any deduction for or on account of any present or future taxes, levies, imposts, duties, charges, fees, set off, counterclaims, deductions or withholdings of any nature whatsoever and by whomsoever imposed.

We hereby agree that any part of the Agreement may be amended, renewed, extended, modified, compromised, released or discharged by mutual agreement between you and Santa Catalina, and this Guarantee may exchanged or surrendered without in any way impairing or affecting our liabilities hereunder without notice to us and without the necessity for any additional endorsement, consent or guarantee by us, provided, however, that the Guaranteed Amount shall not be increased or decreased.

This Guarantee is not personal to you, but may only be assigned by you to a Person concurrently and in connection with an assignment to such Person of the whole of your interest under the Agreement, and provided that you notify us in writing of any such Guarantee to the Person specified in the notice which shall constitute a full and valid discharge to us in relation to that payment. No action, event or condition which by any applicable law should operate to discharge us from liability hereunder shall have any effect and we hereby waive any right we may have to apply such law so that in all respects our liability hereunders shall be irrevocable and, except as stated herein, unconditional in all respects.

Any notice hereunder shall be deemed to be duly given when delivered (in the case of the personal delivery) or 48 hours after being dispatched by prepaid registered post or recorded delivery (in the case of letter) to our address appearing on the Guarantee or such other address as we may notify to you by not less than (5) days' prior written notice.

This Guarantee shall be governed by and construed in accordance with English law.

IN WITNESS of which this Guarantee has been executed by us as AS A DEED and has been delivered on the date first written above.

(THE COMMON SEAL OF                )
(              ) PLC               )
was affixed to this deed           )
in the presence of:-               ))

                            APPENDIX 1 TO SCHEDULES
                                 FORM OF NOTICE
                (On the headed notepaper of ARCO Ghadames Inc.)

To:  (Issuing Bank)

Dear Sirs:

Re: Letter of Guarantee No. (___)

We refer to the Letter of Guarantee No. (___) dated (______) and hereby give you this written notice that in the sole and absolute judgment of the two (2) undersigned duly appointed and authorised directors or other duly authorised officers of this company:

Santa Catalina has failed to pay us L(insert amount) (the "Sum Demanded"), which is an amount that is due and owing to us, and required to be paid by Santa Catalina to us, under and in accordance with the express terms of the Agreement, and has not been questioned or disputed by Santa Catalina, written notice of such failure having been given by us to Santa Catalina;

As required by the Letter of Guarantee referenced above, we attach hereto the following documents (which in respect of any copy attached hereto, is a true, correct and complete copy of the original of such document):

(i) a copy of the written notice sent by us to Santa Catalina before making this claim, which notice specifieds the payment that Santa Catalina has failed to make under and in accordance with the terms of the Agreement in the amount of the Sum Demanded, and requests Santa Catalina to remedy such failure;

(ii) a letter signed by our duly authorised officer certifying that Santa Catalina has failed to remedy the payment default in the amount of the Sum Demanded within the period allowed for remedial action under the Agreement.

(iii) a copy of our written notice to Santa Catalina stating our intent to claim under this Guarantee because of Santa Catalina's failure to remedy the payment default in the amount of the Sum Demanded in accordance with the relevant request referred to in (i) above

We hereby demand that you pay us the Sum Demanded immediately upon receipt of this notice.


-----------------------------------------
For and on behalf of ARCO British Limited

                         Attachment "H" Data Room Index

1999 REPORTS

     1. Biostratigraphic Analysis of selected core samples from eight Arco Algerian Wells (ONR-1, AT-2, EHT-1, RDC-4, TO-1, DJF-1)

     2. Diagenetic Evolution of Cambrian Sandstones, HBR

     3. Discovery Report Bir Seba-1 Touggourt Block 433A BRS-1

     4. Geochemical Evaluation of Oils from Semhari-1, Hassi Bir Rekaiz

     5. Geologic Analysis of Triassic Cores, Semhari-1 Well HBR & Geologic Analysis Cambro-Ordovician Cores

     6. HBR Exploration Area: Discovery Report Semhari-1

     7. Hydrocarbon Charge Analysis

     8. Lithology and Reservoir quality of core samples from Triassic cores Semhari 1 well, Hassi Bir Rekaiz, Ghadames Basin

     9. Mesures Petrophysiques sur Carottes (Core Petrophysics SMR-1)

     10. Palynology and Biostratigraphy of Well EHT-1 (35410.33-3909.75m)

     11. Palynology & Biostratigraphy of the Semhari-1 Well, Algeria

     12. Petr. Analysis of Core Saples from Trias. T2 & T1 Sandstones (Trias Greseux) * Andesite & Serle Inferieure sed...

     13. PVT Laboratory Study Report SMR-1 (Zone DST 1b)

     14. PVT Laboratory Study Report SMR-1 (Zone DST 2)

     15. Rapport d'Implantation Semhari East-1

     16. Rapport de fin Sondage El Hammamt EHT-1 (End of Well Report)

     17. Regional Geological Evaluation & Seismic Interpretation of Semhari Area

     18. RS-1 Well Completion Report

     19. Districts 4 & 5 and Preliminary Sequence Stratigraphy, Implications Algerian Sanata

     20. SMR-1 Final Well Report

     21. Structural Interpretation of the Boulefa Structure, HBR

     22. Timing of cementation in Triassic, Ordovician and cambrian sandstones, HBR, Algeria


OPERATING AGREEMENTS

     23. Operating agreement by and between ARCO GHADAMS INC and TURKIYE PETROLLERI ANONIM ORTAKLIGI (TPAO) Hassi Bir Rekaiz Block

     24. Agreement for exploration and exploitation of hydrocarbons between Sonatrach and ARCO Algeria Inc (Area: Hassi Bir Rekaiz)

HBR DATAROOM 1999 DISPLAYS

     25. Hercynian Unconformity in depth 1:50 000 (AJ)

     26. Hercynian Unconformity in TWT 1:50 000 (AJ)

     27. Internal velocity maps

     28. Semhari East-1 montage (SM)

     29. Petrophysical Interpretation (RH)

     30. Acreage Position Map

     31. Seismic displays AGS97-03 to 42 (from workstation)

     32. Synthetic impedance log/seismic display AGS97-12

     33. Geogram, synthetic seismogram (Schlumberger)

     34. W-E Triassic-Ordovician Structural Section (TG)

     35. SW-NE Triassic-Ordovician Structural Section (TG)


VIEWGRAPHS

     36. Miscellaneous viewgraphs (circa 100)

     37. NW Berkine HBR Isopach Triassic Volcanics (TG)

     38. Preliminary Ordovician Reservoir Distribution & Concep. Paleogeography

     39. Farmout document, HBR Exploration Area (SM)

GEOPHYSICAL LOGS

BAT-1
BLF-1
BRS-1
BRT-1
BST-1
EAT-1
EHT-1
GEF-1
HB-1A
HBR-1
HN-2
LD-1
OER-1
RBN-1
RBT-1BIS
RDC-4
REL-1
REN-1
RS-1
SD-1
SMR-1

               SCHEDULE "B" TO THE LETTER AGREEMENT MADE BETWEEN
        SANTA CATALINA (BERMUDA) I LTD., SANTA CATALINA (ALGERIA) LTD., ESSEX RESOURCE (BARBADOES) CORPORATION, CVL RESOURCES (BARBADOS) LTD.
                      and DRUCKER PETROLEUM (ALGERIA) INC.





                            SHAREHOLDERS' AGREEMENT

                             SHAREHOLDERS' AGREEMENT

THIS AGREEMENT dated for reference the 27" day of October, 1999,

AMONG:


     SANTA CATALINA (ALGERIA) LTD., a corporation duly incorporated pursuant to the laws of Bermuda and having an office at Suite 1320, 885 West Georgia Street Vancouver, British Columbia, V6C 3E8

     (hereinafter called the "Company")

AND:

     SANTA CATALINA (BERMUDA) I LTD., a corporation duly incorporated pursuant to the laws of Bermuda and having its registered office at Cedar House, 41 Cedar Avenue, HM EX Hamilton, Bermuda

     (hereinafter called "Santa Catalina")

AND:

     ESSEX RESOURCE (BARBADOS) CORPORATION, a corporation duly incorporated pursuant to the laws of Barbados and having its registered office at "Whitepark House", Whitepark Road, Bridgetown, Barbados

     (hereinafter called "Essex")

AND:

     CVL RESOURCES (BARBADOS) LTD., a corporation duly incorporated pursuant to the laws of Barbados and having its registered office at "Whitepark House", Whitepark Road, Bridgetown, Barbados

     (hereinafter called "CVL")

AND:

     DRUCKER PETROLEUM (ALGERIA) INC., a corporation duly incorporated pursuant to the laws of the British Virgin Islands and having an office at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands

     (hereinafter called "Drucker")

WHEREAS:

A. The authorized capital of the Company consists of 24,000 common shares (the "Common Shares") without par value, of which the following Common Shares are issued and outstanding as fully paid and non-assessable:


     Name                            Number of Common Shares
     ----                            -----------------------
     Santa Catalina                             12,000
     Essex                                       4,800
     CVL                                         4,800
     Drucker                                     2,400
     TOTAL:                                     24,000

B. Santa Catalina, Essex, CVL and Drucker (collectively, the "Shareholders") and the Company desire to enter into this Agreement in order to record their respective rights and obligations.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the recitals, the following agreements, the payment of US One Dollar (US$1.00) made by each party to the other, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

1.      INTERPRETATION

1.1 Where used in this Agreement each of the words and phrases set out in the agreement and recitals hereto shall have the meanings therein set forth.

1.2 This Agreement shall in all respects be governed by and be construed in accordance with the laws of the Province of British Columbia.

1.3 If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

1.4 Wherever the singular or the masculine is used herein the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

1.5 The headings of the Parts of this Agreement are inserted for convenience only and shall not affect the construction hereo(pound)

1.6 Unless otherwise stated a reference herein to a numbered or lettered paragraph or Part refers to the paragraph or Part bearing that number or letter in this Agreement.

1.7 All accounting terms not defined in this Agreement shall have those meanings generally ascribed to them in accordance with generally accepted accounting principles, applied consistently.

2.       CONDUCT OF THE AFFAIRS OF THE COMPANY

2.1 Subject to paragraph 2.2, each of the Shareholders shall vote his Common Shares so that the Board of Directors of the Company (the "Board") shall be comprised of four directors nominated by Santa Catalina, two of whom are resident in Bermuda. In the event that a position on the Board shall be open for any reason whatsoever, Santa Catalina shall be entitled to nominate a new director to fill such vacancy.

2.2 In the event that a nominee to the Board shall fail to vote and act as a director to carry out the provisions of this Agreement, then the Shareholders agree to exercise their right as shareholders of the Company and in accordance with the By-laws of the Company to remove such nominee from the Board and to elect in the place or stead thereof such individual nominated by Santa Catalina who will use his best efforts to carry out the provisions of this Agreement.

2.3 Unless otherwise provided herein, the conduct of the business of the Company shall be governed in accordance with the By-laws of the Company.

2.4 A quorum required for the transaction of business at a meeting of the Board shall be two directors or their alternates.

2.5 The following matters shall only be undertaken upon the unanimous resolution of all the directors of the Company able to vote:

          (a) the sale, lease, transfer, mortgage, pledge or other disposition of the undertaking of the Company, or any of its subsidiaries;

          (b) any increase or reduction in the capital of the Company;

          (c) the consolidation, merger or amalgamation of the Company with any other company, association, partnership or legal entity;

          (d) any single capital expenditure of the Company in excess of US$50,000, or any lease by the Company of property having a fair market value in excess of US$50,000;

          (e) any borrowing by the Company or any of its subsidiaries which would result in the aggregate indebtedness of the Corn any (other than amounts due to Shareholders) being in excess of US$50,000 at any one time;

          (f) any loans by the Company or any of its subsidiaries to any Shareholder, or to an Affiliate;

          (g) any transaction out of the ordinary course of the business of the Company;

          (h) any contract (or amendment thereof) between the Company and any Shareholder or an Affiliate;

          (i) any change in the authorized signing officers in respect of legal documents or any bank or other financial institution;

          (j) any agreement by the Company which restricts or purports to restrict, or which permits any other party to accelerate or demand the payment of any indebtedness of the Company upon the sale, transfer or other disposition by a Shareholder of his Common Shares, provided that nothing in this paragraph 2.5 shall be construed so as to fetter the discretion of the directors of the Company or require such directors to act in a particular manner with respect to any of the foregoing matters.

2.6 Each Shareholder shall for so long as it is the owner of Common Shares of the Company use its best efforts, skill and abilities to promote the interest of the Company.

2.7 Except with the unanimous consent in writing of the other Shareholders, no Shareholder shall, while it is a Shareholder of the Company, or within a period of two years after it ceases to be a Shareholder:

          (a) directly or indirectly, whether as principal, agent, employee, director of a company, or otherwise, or be means of any corporate or other device, solicit or aid in the solicitation of any business similar to the business being carried on by the Company from any customer or customers of the Company or, in the event of it having ceased to be a Shareholder, any customer or customers of the Company with whom it has business dealings on behalf of the Company; or

          (b) directly or indirectly, use or disclose to any person, except to duly authorized officers and employees of the Company entitled thereto, any trade secret, business date or other information acquired by it by reason of its involvement and association with the Company.

2.8 Each of the Shareholders acknowledges that by reason of its unique knowledge of and association with the business of the Company, the scope of the covenants in paragraph 2.7 is reasonable and commensurate with the protection of the legitimate interests of the Company. It is understood and agreed that the covenants contained in paragraph 2.7 shall subsist even if the rest of this agreement shall be terminated for any reason whatsoever and is severable for such purpose.

3.       RESTRICTIONS ON TRANSFER/RIGHT OF FIRST REFUSAL

3.1       Except as otherwise expressly permitted in this Agreement:

(a) no Shareholder shall sell, transfer or otherwise dispose or offer to sell, transfer or otherwise dispose of, any of its Common Shares unless that Shareholder (the "Offeror") first offers to the Company and to the other Shareholders (the "Others") by notice in writing (the "Offer") delivered to the Secretary, the prior right to purchase, receive or otherwise acquire the same;



(b) the Offer shall state that the Offeror has determined to avail itself of the provisions of this Part 3 and shall set forth:

          (i)  the number  of  Common  Shares  offered  for sale  (the  "Offered
               Shares"),

          (ii) the price as determined by the Offeror, in lawful money of the United States for the Offered Shares (the "Purchase Price"),

          (iii) that the terms and conditions of the sale are that at closing, 100% of the Purchase Price is to be paid by certified cheque to the Offeror, and

          (iv) that the Offer shall either be accepted in the aggregate in its entirety or not at all and that it is open for acceptance by the Company and the Others for a period of 60 days after receipt of such Offer by the Secretary;

(c)       upon receipt of the Offer, the Secretary shall forthwith:

          (i)    transmit the Offer to each director of the Board,

          (ii)   trasmit the Offer to each of the Others, and

          (iii)  call a meeting of the Board to consider the Offer;

(d) the Company shall have the first right to accept the Offer and to the extent that it is accepted the Others agree to refuse any pro rata offer by the Company to purchase shares which is required to be made by the Company under the corporate laws of Bermuda, the By-laws of the Company or this Agreement;

(e) if the Offer is not wholly accepted by the Company within 30 days after receipt thereof by the Secretary:

         (i) the Secretary shall advise the Others of the extent to which the Offer is still open forthwith upon the expiration of the aforesaid 30 day period;

         (ii) that portion of the Offer not accepted by the Company shall be open for acceptance within the next 14 days by the Others pro rata in accordance with their respective holdings of Common Shares in the Company;


         (iii) acceptance by the Others shall be by written notice to the Secretary and by such acceptance a Shareholder may specify any additional portion of the Common Shares offered for sale that such Shareholder is prepared to purchase in the event that any of the Others fails to fully accept such Offer, and if any of the Others fails to fully accept such Offer, such Shareholder (pro rata if more than one) shall be entitled to purchase such additional portion of the Common Shares as shall be so available; and

         (iv) the Secretary shall advise the Company of the extent to which the Offer is still open forthwith upon the expiration of the aforesaid 14 day period;



(f) if, and to the extent the Offer is not fully accepted by the Others within the 14 days that it is open to them, the Company shall be entitled prior to the expiration of the Offer to accept the Offer with respect to that portion of the Offered Shares as shall then be available, in which event the Others agree to refuse any pro rata offer by the Company to purchase shares which is required to be made by the Company under the corporate laws of Bermuda, the By-laws of the Company or this agreement;

(g) prior to the expiration of the 60 day period, the Secretary shall advise the Offeror whether the Offer has been accepted in its entirety and by whom;

(h) if the Offer is not wholly accepted as set out herein, the Offeror may, within 60 days after the expiry of the 60 day period for acceptance, sell, transfer or otherwise dispose of the whole of that portion of the Offered Shares to any other person, firm or corporation (a "Third Party") for not less than the price and on no better terms and conditions than as set out in the Offer. Upon the expiry of the 60 day period without the completion of a sale to a Third Party, the provisions of this paragraph 3.1 will again become applicable to the sale, transfer or other disposition of the Common Shares owned by the Offeror or part thereof and so on from time to time;

(i) no disposition permitted by this paragraph 3.1 shall be made to a Third Party unless the Third Party shall have entered into an agreement with the Others by which the Third Party shall be bound by and entitled to the benefit of the provisions of this Agreement and the Others and shall enter into such an agreement;

(j) upon the acceptance of the Offer, the Company, the Others or the Third Party, as the case may be, shall purchase, at the Purchase Price, the Offered Shares (or that part thereof) of the Offeror being sold and the closing of the purchase thereof shall occur on the 30th day following the date of the last acceptance in respect to the Offer or, if that day is not a business day, then on the next ensuing business day (or such other date as the parties thereto may agree), at which time the appropriate parties shall execute and deliver such certified cheques, share certificates, instruments, conveyances, assignments, escrow agreements and releases as may be reasonably required to effect and complete the sale; and

(k) the Others and the Company covenant and agree, in respect of any Shareholder who shall have disposed of all of its Common Shares in compliance with the provisions of this Agreement, to use their best efforts to cause to be discharged or cancelled any guarantee or pledge issued or granted by such Shareholder in respect of the Company.

3.2 Except as specifically provided herein, no Shareholder shall mortgage, pledge, charge, hypothecate or otherwise encumber its Common Shares or any part thereof without the prior written consent thereto of the other Shareholders, which consent may be unreasonably withheld without giving any reason therefor.

3.3 Notwithstanding any other provision of this Agreement, any Shareholder may sell, transfer or otherwise dispose of the whole or any part of his Common Shares to a corporation or trust controlled by the Shareholder (the "Affiliate") provided that the Shareholder and the Affiliate enter into an agreement with the other Shareholders that:

          (a) the Affiliate will remain an Affiliate of the Shareholder so long as the Affiliate holds the Common Shares or any other part thereof,

          (b) prior to the Affiliate ceasing to be an Affiliate of the Shareholder, the Affiliate will transfer the Common Shares back to the Shareholder or to another Affiliate of the Shareholder, provided that such other Affiliate enters into a similar agreement with the Shareholder and the other Shareholders;

          (c) the Affiliate will otherwise be bound by and have the benefit of the provisions under this Agreement; and

          (d) the Shareholder will continue to be liable for all obligations of the Affiliate under this Agreement.

3.4 Notwithstanding any other provision of this Agreement, upon the death or insolvency of a Shareholder, the Common Shares of the Shareholder will be transferred in accordance with the applicable laws of intestacy or bankruptcy.

3.5 Notwithstanding any other provision of this Agreement, no Shareholder shall be entitled to sell, transfer or otherwise dispose of any of its Common Shares in accordance with paragraph 3.1 if it is at such time a Defaulting Shareholder as defined in Part 5, unless prior to or concurrently with such sale, transfer or other disposition it ceases to be a Defaulting Shareholder.

3.6 Notwithstanding any other provision of this Agreement, no Shareholder shall be entitled to sell, transfer or otherwise dispose of any of its Common Shares or any part thereof without first obtaining:

         (a) the prior written consent of the other Shareholders, if such action would permit any other party to accelerate or demand the payment of any indebtedness of the Company; or

         (b) the consent of any other party, if such consent is required by agreement of the Company with that party.

3.7 Notwithstanding any other provision of this Agreement, a Shareholder may transfer its Common Shares to a third party with the written consent of the other Shareholders.

3.8 Upon execution of this Agreement, the Shareholders shall surrender to the Company and there shall be legibly stamped or endorsed upon each certificate representing their Common Shares a statement as follows:

               "The shares represented by this certificate are transferable only in compliance with and pursuant to the terms of an agreement among Santa Catalina (Algeria) Ltd., Santa Catalina (Bermuda) I Ltd., Essex Resource (Barbados) Corporation, CVL Resources (Barbados) Ltd. and Drucker Petroleum (Algeria) Inc. dated for reference October 27, 1999."

4.       ANTI-DILUTION PROVISIONS

4.1      Except as otherwise expressly permitted in this Agreement:

         (a) In the event that all of the Shareholders continue to participate on a pro-rata basis under the agreement (the "Farm-In Agreement") among them dated October 27, any funds required to be advanced by each Shareholder in respect of its interest under the Farm-In Agreement will be advanced by such Shareholder to the Company as a contribution to capital;

         (b) In the event that any of the Shareholders do not continue to participate on a prorata basis under the Farm-In Agreement, any funds required to be advanced by any Shareholder in respect of its interest under the Farm-In Agreement will be. advanced by such Shareholder to the Company as a subscription for additional common shares of the Company and the Shareholders agree to increase the authorized capital of the Company and to take all such other steps as may be necessary and execute and deliver any necessary documentation to permit such share issuances;

         (c) In the event that any of Essex, CVL or Drucker elects to withdraw from the FarmIn Agreement within 10 days after the receipt by the Company of final well logs relating to the First Well or prior to the spudding of the Second Well, whichever is later, in accordance with the terms of the Farm-In Agreement, then that Shareholder must gift all of its Common Shares of the Company back to the Company; and

(d) In the event that Santa Catalina elects to withdraw from the Farm-In Agreement, then each of Essex, CVL and Drucker will immediately gift all of their respective Common Shares of the Company back to the Company, unless otherwise agreed.



5.       DEFAULT

5.1 It is an event of default (a "Default") if a Shareholder (the "Defaulting Shareholder"):



     (a) fails to observe, perform or carry out any of its obligations hereunder and such failure continues for 30 days after any of the Shareholders not in default (the "Nondefaulting Shareholder" individually and the "Nondefaulting Shareholders" collectively) has in writing demanded that such failure be cured;

     (b) fails to take reasonable actions to prevent or defend assiduously, any action or proceeding in relation to any of its Common Shares for seizure, execution or attachment or which claims:

          (i)      possession,

          (ii)     sale,

          (iii)    foreclosure,

          (iv) the appointment of a receiver or receiver-manager of his assets, or

          (v)      forfeiture or termination,

          of or against, any of the Common Shares owned by the Defaulting Shareholder, and such failure continues for 30 days after a Nondefaulting Shareholder has in writing demanded that the same be taken or the Defaulting Shareholder fails to defend successfully any such action or proceeding; or

     (c) becomes a bankrupt or commits an act of bankruptcy or if a receiver or receiver manager of its assets is appointed or makes an assignment for the benefit of creditors or otherwise.

5.2 In the event of a Default under paragraph 5.1, the Nondefaulting Shareholder(s) may do any one or more of the following:

        (a) pursue any remedy available to them in law or in equity, it being acknowledged by each of the Shareholders that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy for a Default;

        (b) take all actions in their own names or in the name of the Defaulting Shareholder, as may reasonably be required to cure the Default, in which event all payments, costs and expenses incurred therefor shall be payable by the Defaulting Shareholder to the Nondefaulting Shareholder(s) on demand with interest as provided in paragraph 5. 1;

        (c) implement the buy-sell procedure as set out in paragraph 5.3 by notifying the Secretary of the Default and the name of the Defaulting Shareholder; or

        (d) waive the Default provided, however, that any waiver of a particular Default shall not operate as a waiver of any subsequent or continuing Default.

5.3     In  the  event  the  buy-sell  procedure  herein  is  implemented,   the
        Defaulting Shareholder is deemed to offer to sell to the Company all but not less than all of its Common Shares on the following terms and conditions:

        (a) the price payable for the Common Shares of the Defaulting Shareholder shall be US$ 1.00 per Common Share;

        (b) the terms and conditions of the sale shall be as provided in subparagraphs 3.1 (b)(iii) and (iv) (as may be applicable);

        (c) the Common Shares shall be sold in accordance with the procedure specified in paragraphs 3.1(c), (d) and (e) (as the Defaulting Shareholder was the "Offeror" and the Nondefaulting Shareholders were the "Others");

        (d) after compliance with paragraph 5.3(c) hereof, to the extent the Offer has not been accepted, the Company shall purchase such portion of the Common Shares as shall be available; and

        (e) the provisions of paragraphs 3.1 (j) and (k) shall apply (as may be applicable).

6.       GENERAL PROVISIONS

6.1     This Agreement shall terminate:

        (a) if the Company has a receiving order made against it, goes into bankruptcy either voluntarily or involuntarily or makes a proposal to its creditors; or

        (b) if the parties hereto consent in writing to the termination hereof.

6.2 Any Shareholder who shall have disposed of all of its Common Shares in compliance with the provisions of this Agreement shall be entitled to the benefit of and be bound by only the rights and obligations which arose pursuant to this Agreement prior to such disposition.

6.3 The Shareholders shall execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

6.4 The provisions herein constitute the entire agreement between the Shareholders and supersedes all previous expectations, understandings, communications, representations and agreements whether verbal or written between the Shareholders with respect to the subject matter hereof.

6.5 Unless otherwise specified herein, any notice required to be given hereunder by any party shall be deemed to have been well and sufficiently given if such notice is delivered by personal delivery to such party or transmitted to such party by fax at the following addresses:

If to the Company:

         Santa Catalina (Algeria) Ltd.
         Suite 1320, 885 West Georgia Street
         Vancouver, British Columbia

         Fax No. (604) 689-4250

If to SANTA CATALINA:

         Santa Catalina (Bermuda) I Ltd.
         Suite 1320, 885 West Georgia Street
         Vancouver, British Columbia

          Fax No. (604) 689-4250

If to ESSEX:

         Essex Resource (Barbados) Corporation
         Suite 1220, 800 West Pender Street
         Vancouver, B.C. V6C 2V6

         Fax No. (604) 685-6493

If to CVL:

         CVL Resources (Barbados) Ltd.
         Suite 1220, 800 West Pender Street
         Vancouver, B.C. V6C 2V6

         Fax No. (604) 685-6493

If to DRUCKER:

         Drucker Petroleum (Algeria) Inc.
         Suite 830, 789 West Pender Street
         Vancouver, B.C. V6C I H2

         Fax No. (604) 689-7654

or at such other address as the other party may from time to time direct in writing. Any notice personally delivered to the party to whom such Notice is to be given shall be deemed to have been given and received by the party to whom it is addressed on the day it is personally delivered. Any Notice transmitted by fax shall be deemed to have been received on the day it is faxed, if faxed prior to 5:00 p.m. on such day and, otherwise, on the day next following the date of transmission, provided that if such day falls on a weekend or statutory holiday, then such notice shall be deemed to have been given and received on the business day next following such day.

6.6     Time shall be of the essence hereof

6.7      This  Agreement  shall enure to the benefit of and be binding  upon the
         Shareholders   and  the   Company   and   their   respective   personal
         representatives, successors and permitted assigns.

6.8 This Agreement may be executed in as many counterparts as may be necessary and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as of the day and year first above written.

     IN WITNESS WHEREOF the parties have executed this Agreement all on the date and year first above written.

SANTA CATALINA (ALGERIA) LTD.
Per:


--------------------------------
Authorized Signatory

SANTA CATALINA (BERMUDA) I LTD.
Per:


--------------------------------
Authorized Signatory


ESSEX RESOURCE (BARBADOS) CORPORATION
Per:


--------------------------------
Authorized Signatory



CVL RESOURCES (BARBADOS) LTD.
Per:


----------------------------------
Authorized Signatory



DRUCKER PETROLEUM (ALGERIA) INC.
Per:


----------------------------------
Authorized Signatory